EXHIBIT 4.2
                               BALCHEM CORPORATION
                                      1994
                           INCENTIVE STOCK OPTION PLAN
                                  (As Amended)

                  Purpose. The purpose of the Balchem Corporation 1994 Incentive Stock Option Plan (the "Plan") is to provide Balchem Corporation, a Maryland corporation (the "Company"), with a means of attracting and retaining the services of key personnel, and to advance the interests of the Company and its stockholders by affording to certain key employees upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.

                  1. Internal Revenue Code Compliance. It is the intent of the Plan that options granted hereunder shall be "Incentive Stock Options" as such term is defined in Section 422 of the Internal Revenue Code as amended (the "Code").

                  2. Administration. The Plan shall be administered by the Board of Directors (the "Board"), except that any member of the Board who is not a "disinterested person" (as that term is defined in Rule 16b-3(c)(2)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934 of the Securities and Exchange Commission, as amended from time to time) shall abstain from any votes or decisions or other participation involved in such administration. In accordance with the provisions of the Plan, the Board shall select the persons to whom options shall be granted (the "Optionees"), shall determine the number of shares to be subject to each option, the time at which the option is to be granted, the option exercise price, the option period, and subject to the provisions of section 10 of the Plan, the manner in which the option becomes exercisable. The Board shall fix such other provisions of the option as the Board may deem necessary or desirable. The Board shall determine the form of the option agreement to evidence each option. The Board from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company.

                  The Board shall determine all questions arising under the Plan and option agreements issued under the Plan. Its determinations shall be final and conclusive. Each determination, interpretation or other action made or taken by the Board shall be final and conclusive and binding on all persons, including without limitation, the Company, the stockholders, the Board and each of the members thereof, and the directors, officers, and employees of the Company, and the Optionees and their respective successors in interest.

                  No  Board   member   shall  be  liable   for  any   action  or
determination made by him in good faith with respect to the Plan or any option granted hereunder.

                  3. Amendment and Modification of Plan. The Board may from time to time make such changes in and additions to the Plan as it may deem proper and in the best interests of the Company, including such elections, amendments or modifications as may be necessary to conform the Plan to, or comply with, any requirements now existing or applicable in the future, for obtaining maximum tax benefits for Optionees under Section 422 of the Code; provided, however, that no such change or addition shall impair any option previously granted under the Plan or alter the method of determining the option exercise price described in
Section 9 of the Plan, and that no change or addition shall be made by the Board which would cause the Plan not to meet the requirements of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 of the Securities and Exchange Commission, as amended from time to time.

                  4. The Stock. For the purpose of the Plan, the Board is authorized to issue and sell up to three hundred eighty-seven thousand five hundred (387,500) shares of the Company's common stock, par value six and two-thirds cents ($0.06-2/3) per share (the "Common Stock"), either treasury or authorized but unissued shares, or the number and kind of shares of stock or other securities which, in accordance with Section 12 of the Plan, shall be substituted for such shares or to which such shares shall be adjusted; and the Board is authorized to grant options hereunder with respect to such shares. Any or all unsold shares subject to an option which for any reason expires or otherwise terminates may again be made subject to option under the Plan.

                  5. Optionees. Options shall be granted only to elected or appointed officers or other key employees of the Company designated by the Board from time to time as Optionees, including without limitation, members of the Board who are also such officers and key employees. Any Optionee may hold more than one option to purchase Common Stock, whether such option is held pursuant to the Plan or otherwise.

                  6. Limitation of Option Grants. In no case shall the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which any employee may be granted options exceed one hundred thousand dollars ($100,000) for the calendar year in which such options are exercisable for the first time, provided, however, that options in excess of such limitation may be granted but such excess options shall be non-incentive options. In no case shall any employee be granted options to purchase more than 100,000 shares in any calendar year.

                  7. Grant of Options. Upon determination by the Board that an option is to be granted to an Optionee, written notice shall be given such Optionee, specifying the number of shares subject to the option, the option exercise price and the other terms and conditions of such option. The option shall be deemed granted as of the date specified in the grant resolution of the Board, and the related option agreement evidencing such option and the terms and conditions thereof shall be dated as of the date of such resolution.

                  8. Option Exercise Price. The price per share to be paid by the Optionee at the time an option is exercised shall be not less than one hundred percent (100%) of the fair market value of one share of the optioned Common Stock on the date the option is granted. The fair market value shall be reasonably determined by the Board, and shall be determined in accordance with any regulations issued by the Secretary of the Treasury for the purposes of determining fair market value of securities subject to an incentive stock option plan under Section 422 of the Code. Notwithstanding the foregoing, the option exercise price must be at least 110% of the fair market value of the shares subject to the options granted if the grantee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary thereof.

                  9. Duration and Expiration of Options. The option period shall be determined by the Board with respect to each option granted, provided, however, that the option period may not exceed ten (10) years from the date as of which the option is granted. No option may be exercised during the first year after its grant. During the next year, the option may be exercised as to twenty percent (20%) of the total shares subject to the option, and during each of the next two years, the option may be exercised as to forty percent (40%) of the total shares subject to the option, provided, however, that such rights to exercise the option shall be cumulative, and further provided that the Board shall have the right to establish differing percentages and differing periods to which such percentages attached, subject to the proviso that no such period shall exceed ten years from the date of the option grant.

                  Notwithstanding the foregoing, if, during the term of an option (but not within six months of the date of grant), (a) the Company shall merge or consolidate with any other corporation and shall not be the surviving corporation; (b) the Company shall transfer all or substantially all of its assets to any other person; or (c) more than fifty percent (50%) of the Company's outstanding voting shares shall have been purchased by any other person, the Board may provide for the acceleration of the right to exercise such option prior to the anticipated effective date of any such transaction. Such acceleration shall be automatic unless the Board of Directors declares the transaction to be "friendly" for the purposes hereof or the Board declares that no such acceleration shall occur in connection with a specified transaction. The Board shall have the right, in the circumstances described in this paragraph, to declare all options outstanding (but not fewer than all such options) which have not been exercised or cancelled.

                  All options granted hereunder shall terminate and may no longer be exercised if the Optionee ceases to be an employee of the Company, except (i) as hereinafter provided with respect to termination for "cause," if the Optionee's employment shall be terminated involuntarily for any reason other than death, he may, at any time before expiration of ninety (90) days after such termination or before expiration of the options, whichever shall first occur, exercise the option to the extent that the option was exercisable by him on the date of the termination of his employment; and (ii) if the Optionee dies while an employee of the Company, such option may be exercised by the Optionee's heir(s) or legal representative(s) before the expiration of twelve (12) months after his death or of the option's full term, whichever shall first occur, to the extent that the Optionee was entitled to exercise the option on the date of his death. Notwithstanding any other provision hereof, an option granted under the Plan will be deemed to have been terminated on the date on which the Optionee's employment is terminated if such termination is for "cause." For the purposes hereof, "cause" shall mean any illegal or disreputable conduct which impairs the reputation, goodwill or business of the Company, or involves the misappropriation of funds of the Company. A termination for "cause" will include any resignation in anticipation of discharge for "cause" or accepted by the Company in lieu of a formal discharge for "cause."

                  10. Manner of Option Exercise. An option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained herein, and in the agreement evidencing such option, by giving written notice of exercise to the Company at its principal executive office and by paying in full the total purchase price for the shares purchased. Thereupon, the Optionee shall be recorded on the books of the Company as the owner of the shares and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

                           At the time of the option  exercise,  and  subject to
the limitation hereinafter set forth pursuant to which the Board can elect to accept payment in cash only, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid solely in cash or by transfer from the Optionee to the Company of previously acquired Common Stock, or by a combination thereof. In the event the Optionee elects to pay the total purchase price in whole or in part with previously acquired Common Stock, the value of such shares shall be equal to their fair market value on the date of exercise, determined in the same manner as the fair market value of Common Stock is determined under Section 9 of the Plan. The Board shall have the discretion to reject an Optionee's election to pay all or part of the exercise purchase price of an option with previously acquired Common Stock and may require such purchase price to be paid entirely in cash.

                           The exercise of an option shall be  conditioned  upon
the receipt from the Optionee (or, in the event of his death, his heir(s) or legal representative(s)) of a representation that, at the time of such exercise, it is the intent of such person(s) to acquire the shares for investment and not with a view to distribution; provided, however, that the receipt of this representation shall not be required upon exercise of the option in the event that, at the time of such exercise, the shares subject to the option shall be covered by an effective and current registration statement under the Securities Act of 1933, as amended. The certificates for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary under then pertaining securities laws. Further, the Company shall not be required to sell or issue any shares under any outstanding option if, in the opinion of the Board, (a) the issuance of such stock would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority, or (b) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such stock.

                  11. Adjustments for Changes in Common Stock. In the event that each of the outstanding shares of Common Stock of the Company (other than shares held by dissenting stockholders) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split up, combination of shares, or otherwise), then, for each share of Common Stock of the Company subject to the Plan (whether or not such shares are at the time subject to outstanding options) there shall be substituted and exchanged therefor the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company (other than shares held by dissenting stockholders) shall be so changed or exchanged. In the event of any such changes or exchanges, then, if the Board, in its sole discretion, should determine that in order to prevent dilution or enlargement of rights under the Plan, an adjustment should be made in the number, kind, or option exercise price of the shares of stock or other securities then subject or potentially subject to an option or options, such adjustment shall be made and shall be effective and binding for all purposes of the Plan.

                  12. Non-transferability of Option. No option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and then only to the extent provided in the second paragraph of text of Section 10 of the Plan. Any attempt to do so shall void the option. An option shall be exercisable during the Optionee's lifetime only by the Optionee and, after the Optionee's death, only by the Optionee's legal representative.

                  13. Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any Common Stock covered by an option granted pursuant to the Plan until the person shall have become the holder of record of such share, and no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

                  14. Non-exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. This Plan shall be construed to be an addition to any and all such other plans or programs. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of authority of the Board to adopt such additional or other compensation arrangements as the Board may deem desirable.

                  15. Conditions of Employment. Neither the creation of the Plan nor the granting of options thereunder shall be deemed to create a condition of employment or right to continued employment, and each Optionee shall be and shall remain subject to discharge by the Company as though the Plan has never come into existence.

                  16. Effective Date and Termination Date. The Plan shall become effective on the date it is approved by affirmative vote of the holders of a majority of the outstanding Common Stock. Except as to options previously granted and outstanding under the Plan, the Plan shall terminate at midnight on the date occurring five years after the date on which this Plan is approved by the Stockholders of the Company, and no option shall be granted after that time. Options then outstanding may continue to be exercised in accordance with their terms.
                                      -6-